Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-3 of Lihua International, Inc. to be filed on or about February 4, 2010, of our report dated March 30, 2009 on our audits of the consolidated financial statements of Lihua International, Inc. and subsidiaries for the years ended December 31, 2008 and 2007. We also consent to the use of our name and the reference to our firm under the caption “Experts.”

/s/ AGCA, Inc.

Arcadia, California
February 4, 2010